Exhibit 15

November 18, 2009

To the Board of Directors and Shareholders
Sysco Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of Sysco Corporation for the registration of 25,000,000 shares of its common stock of our report dated November 3, 2009 relating to the unaudited consolidated interim financial statements of Sysco Corporation that are included in its Form 10-Q for the quarter ended September 26, 2009.

/s/ Ernst & Young

Houston, Texas
November 18, 2009